FOURTH AMENDMENT TO THE
                       ATLANTA GAS LIGHT COMPANY LONG-TERM
                          STOCK INCENTIVE PLAN OF 1990



         This Fourth Amendment to the Atlanta Gas Light Company Long-Term Stock Incentive Plan (the "Plan") is made and entered into this 6th day of March, 1996, by the Atlanta Gas Light Company (the "Company").


                              W I T N E S S E T H:



         WHEREAS, the Company sponsors the Plan to provide incentive and to encourage proprietary interest in the Company by its key employees, officers and inside directors; and

         WHEREAS, in light of the establishment of AGL Resources Inc. and the change and conversion of all common stock of the Company into common stock of AGL Resources Inc., the Company believes that it is in the best interest of the Company and its employees to amend the Plan to provide for and clarify such change and conversion with regard to all stock issued and options granted under the Plan; and

         WHEREAS, Section 8 of the Plan provides for certain adjustments to be made to all outstanding Stock Rights under the Plan in the event of a change in the securities of the Company, and it is the Board's intent to make such adjustments; and

         WHEREAS, Section 10 of the Plan provides that the Company may amend the Plan at any time; and

         WHEREAS, the Board of Directors of the Company has adopted a resolution authorizing the amendment of the Plan;


         NOW, THEREFORE, BE IT RESOLVED, that the Plan hereby is amended as follows:


                                       1.

         Section 3 of the Plan shall be amended, effective as of March 6, 1996, by replacing the first sentence thereof with the following sentence:

                  "Effective as of March 6, 1996, the stock subject to the Stock Rights and other provisions of the Plan shall be authorized but unissued or reacquired shares of the $5.00 par value common stock of AGL Resources Inc. (the 'Common Stock')."

                                       2.



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         Section  8(a) of the Plan shall apply to all  outstanding  Stock Rights under the Plan so that appropriate adjustments shall be made under the Plan upon the conversion of all common stock of the Company into $5.00 par value common stock of AGL Resources Inc.


                                       3.

         Except as specifically set forth herein, the terms of the Plan shall remain in full force and effect.


         IN WITNESS WHEREOF, the Company has caused this Fourth Amendment to the Plan to be executed by its duly authorized officer as of the date first above written.


                                           ATLANTA GAS LIGHT COMPANY


                                           By:      /s/ Robert L. Goocher
                                                    Robert L. Goocher
                                                    Executive Vice President
                                                    and Chief Financial Officer